   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1995


                                PRELIMINARY COPY
         FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                                GENENTECH, INC.
                         460 POINT SAN BRUNO BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Arthur D. Levinson and John P. McLaughlin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote all the shares of the Common Stock, $.02 par value, of the Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on October 25, 1995, or at any adjournment or postponement thereof, (1) as specified below on the matter listed and more fully described in the Notice of Special Meeting and Proxy Statement of said meeting, receipt of which is acknowledged, and (2) in their discretion on such matters as may properly come before the meeting or any adjournment or postponement thereof.


The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, shares will be voted FOR the proposal. Specific choices may be made on the reverse side of this Proxy.

                                                                -----------
                                                                SEE REVERSE
                                                                    SIDE
                                                                -----------
                 (Continued and to be signed on the other side)

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:


Approval and adoption of an Agreement and Plan of Merger dated as of May 23, 1995, as amended and restated (the "Merger Agreement"), among Genentech, Inc. ("Genentech"), Roche Holdings, Inc., and HLR (U.S.) II, Inc. ("Merger Sub"), which provides for, among other matters, the merger (the "Merger") of Merger Sub with and into Genentech upon the terms and subject to the conditions set forth in the Merger Agreement and the exhibits thereto, and the amendment, pursuant to the Merger, of Article THIRD of Genentech's Certificate of Incorporation, as more fully described in the accompanying Proxy Statement/Prospectus.



                                   FOR  / /     AGAINST  / /    ABSTAIN  / /

                                   THIS PROXY WILL BE VOTED FOR THE
                                   PROPOSAL UNLESS INSTRUCTIONS TO THE
                                   CONTRARY ARE INDICATED. PLEASE NOTE
                                   THAT MARKING ABSTAIN WILL HAVE THE
                                   SAME EFFECT AS A VOTE AGAINST THE
                                   PROPOSAL.

                                   Please sign exactly as name appears on
                                   this Proxy. When shares are held by
                                   joint tenants, both should sign. When
                                   signing as attorney, executor,
                                   administrator, trustee or guardian,
                                   please give full title as such. If a
                                   corporation, please sign in full
                                   corporate name by an authorized
                                   officer. If a partnership, please sign
                                   in partnership name by an authorized
                                   person.

                                   PLEASE SIGN AND RETURN THIS PROXY
                                   PROMPTLY
                                   USING THE ENCLOSED ENVELOPE.

                                   -------------------------------------, 1995
                                   Signature                     Date

                                   -------------------------------------, 1995
                                   Signature (if held jointly)   Date